Exhibit 23.1

AKIN, DOHERTY, KLEIN & FEUGE, P.C.
Certified Public Accountants
8610 North New Braunfels, Suite 101
San Antonio, Texas 78217
Telephone: 210 829-1300
Fax: 210 829-4080

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants for The Exploration Company of Delaware, Inc. (the "Company"), we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 5, 2004, included in the Company's Form 10-K for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement.

/s/ Akin, Doherty, Klein & Feuge
Akin, Doherty, Klein & Feuge, P.C.
San Antonio, Texas

By: /s/ Thomas A. Akin

Date: February 22, 2005